Exhibit (17)(a)

EVERY HOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:
VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Holder Meeting 1801 California Street, Ste.5200 Denver, Colorado on February 10, 2017

Please detach at perforation before mailing.

PROXY	TRANSAMERICA PARTNERS FUNDS GROUP PROXY FOR A SPECIAL MEETING OF HOLDERS ON FEBRUARY 10, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TARGET FUNDS	PROXY

The undersigned hereby appoints Marijn P. Smit and Tané T. Tyler as attorneys and proxies of the undersigned with full power of substitution, to vote for the undersigned all shares of beneficial interests of the Target Fund(s) with respect to which the undersigned is entitled to vote at the Special Meeting of Holders (“Special Meeting”) of each Target Fund listed below to be held at the offices of Transamerica Asset Management, Inc., 1801 California Street, Ste. 5200, Denver, Colorado, on February 10, 2017, at 10 a.m. (Mountain time), and at any adjournments or postponements thereof, with all the power the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Special Meeting and Combined Proxy Statement/Prospectus and revokes any proxy previously given with respect to such Special Meeting.

The shares represented by this proxy will be voted as instructed. The proxies are authorized in their discretion to vote upon such other matters as may come before the Special Meeting or any adjournment or postponement thereof. The proxies intend to vote with management on any such other business properly brought before the Special Meeting or any adjournment or postponement thereof.

When this proxy is properly executed, the shares represented hereby will be voted as specified. If no specification is made, this proxy will be voted for the proposal set forth below and in the discretion of the proxies with respect to all other matters which may properly come before the Special Meeting and any adjournments thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

TPF_28340_111716

EVERY HOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Holders to Be Held on February 10, 2017.

The Combined Proxy Statement/Prospectus and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/tra-28340

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

TRANSAMERICA PARTNERS TARGET FUNDS	TRANSAMERICA PARTNERS TARGET FUNDS	TRANSAMERICA PARTNERS TARGET FUNDS
High Quality Bond	Inflation-Protected Securities	Large Core
Large Growth	Large Value	Balanced
Stock Index	Long Horizon	Intermediate/Long Horizon
Intermediate Horizon	Short/Intermediate Horizon	Short Horizon

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS Example: ☒	+

A	Proposal(s) THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL(S).

1.	To approve an Agreement and Plan of Reorganization, providing for (i) the Destination Fund’s acquisition of all of the assets of the Target Fund, in exchange for the Destination Fund’s assumption of all of the liabilities of the Target Fund and Class R shares of the Destination Fund, and the distribution of the Class R shares of the Destination Fund to the holders of the shares of the Target Fund in complete redemption of their Target Fund shares, and (ii) the dissolution of the Target Fund.

Target Fund	Destination Fund/Class	FOR	AGAINST	ABSTAIN
01. High Quality Bond	High Quality Bond/Class R (Proposal 1A)	☐	☐	☐
02. Inflation-Protected Securities	Inflation-Protected Securities/Class R (Proposal 2A)	☐	☐	☐
03. Large Core	Large Core/Class R (Proposal 3A)	☐	☐	☐
04. Large Growth	Large Growth/Class R (Proposal 4A)	☐	☐	☐
05. Large Value	Large Value Opportunities/Class R (Proposal 5A)	☐	☐	☐
06. Balanced	Balanced II/Class R (Proposal 6A)	☐	☐	☐
07. Stock Index	Stock Index/Class R (Proposal 7A)	☐	☐	☐
08. Long Horizon	Long Horizon/Class R4 (Proposal 8B)	☐	☐	☐
09. Intermediate/Long Horizon	Long Horizon/Class R4 (Proposal 8D)	☐	☐	☐
10. Intermediate Horizon	Intermediate Horizon/Class R4 (Proposal 9B)	☐	☐	☐
11. Short/Intermediate Horizon	Intermediate Horizon/Class R4 (Proposal 9D)	☐	☐	☐
12. Short Horizon	Short Horizon/Class R4 (Proposal 10B)	☐	☐	☐

To transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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